Exhibit 10.8

FIRST AMENDMENT TO STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

This First Amendment to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (this “Amendment”) is made as of November 13, 2023 (the “Amendment Effective Date”), by and among DBF IDGT W. 2ND STREET LLC, a California limited liability company, DBF LT W. 2ND STREET LLC, a California limited liability company, RAF IDGT W. 2ND STREET LLC, a California limited liability company and RAF LT W. 2ND STREET LLC, a California limited liability company (collectively, “Seller”), and Hotel101 Los Angeles LLC, a Delaware limited liability company (“Buyer’’).

RECITALS:

A. Seller owns certain real property and improvements thereon located at 1240-1264 W. 2nd Street, Los Angeles, California (the “Property”), and Buyer and Seller are parties to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated September 27, 2023 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Agreement.

B. Seller and Buyer desire to amend the Agreement as provided below.

AMENDMENT:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Waiver of Buyer’s Contingencies. Notwithstanding anything to the contrary contained in the Agreement, including, but not limited to, paragraph 43, Buyer hereby waives all of Buyer’s Contingencies, including, but not limited to, any and all of Buyer’s Contingencies relating to the physical condition of the Property, the Property Documents, the Title Report, the Existing Leases and the Contracts. For the avoidance of doubt, Buyer hereby acknowledges and agrees that as of the Amendment Effective Date, Buyer’s Deposit shall be non-refundable to Buyer in all circumstances other than if the Closing fails to occur due to an uncured default by Seller. The foregoing shall in no way limit, waive, or modify any of the express conditions precedent to Closing set forth in the Agreement or any of the express representations, warranties or covenants set forth in the Agreement.

2. Publicity and Confidentiality. Paragraph 56 of the Agreement, is hereby deleted and replaced in its entirety with the following:

“56. Publicity and Confidentiality. Both the terms and conditions of this Agreement and transaction and any information provided by either party to the other party in relation to it and that had been identified as confidential by the party that disclosed it prior to said disclosure, or that had reasonably been understood by the parties as confidential (the ‘Confidential Information’) must be kept strictly confidential by the receiving party, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transaction or in Buyer’s pursuit of the Approvals for the Property, as required by law or in connection with any dispute hereunder. For avoidance of doubt, the Purchase Price of the Property will be considered Confidential Information. However, the basic information regarding the Property such as the location and size of the Property as well the name of third-party service providers who have rendered services to the Property are not considered as Confidential Information and Buyer may use all such information in seeking the Approvals for the Property.

Subject to the foregoing, so long as this Agreement is still in effect and Buyer is not in default hereunder, Buyer shall have the right to disclose in public statements, news releases or similar announcements, that Buyer is under contract to acquire the Property, but shall in no event disclose the Purchase Price, the names of the Existing Tenants under the Existing Leases or any other Confidential Information and provided further that Seller shall receive simultaneous copies of any public statements, news releases or similar announcements made or issued by Buyer regarding the Property. In addition, following Closing, both Buyer and Seller shall have the right to issue such public statements, news releases, or other announcement or similar publication the fact that the sale transaction has occurred. The obligations set forth in this paragraph 56 shall survive the Closing or termination of the Agreement for a period of three (3) years.”

3. Temporary Fencing and Signage. Following the Amendment Effective Date, Buyer shall have the right, upon not less than five (5) business days’ prior written notice to Seller, to enter upon the Property and install and maintain temporary fencing and signage at and around the perimeter of the portion of the Property located at the corner of 2nd Street and Emerald Street, which portion is improved with a parking lot (the “Buyer Fencing and Signage”); provided, however, that any such Buyer Fencing and Signage shall be approved by Seller, in writing and in advance, such approval to be given or withheld in Seller’s sole, but reasonable discretion, and provided further that Buyer shall, at it sole cost and expense, obtain any and all written approvals for such Buyer Fencing and Signage from the applicable Authorities therefor and provide Seller with written evidence therefor prior to any such installation of the Buyer Fencing and Signage. Furthermore, in no event shall the Buyer Fencing and Signage interfere with the use of access to the Property by any Existing Tenant under any Existing Lease and the installation of such Buyer Fencing and Signage shall be subject to the insurance and indemnity covenants of Buyer set forth in the Agreement. If requested by Seller, Buyer shall name any Existing Tenant as an additional insured under any liability policy maintained by Buyer pursuant to the Agreement. Buyer shall be responsible for maintaining, repairing, replacing, and removing such Buyer Fencing and Signage at Buyer’s sole cost and expense and in the event this Agreement terminates for any reason, Buyer shall remove such Buyer Fencing and Signage within five (5) business days of such termination. Buyer shall, and hereby does, indemnify, defend and hold harmless Seller, Seller’s agents and all Existing Tenants and each of their representatives, partners, affiliates, members, managers, officers, and directors from and against any and all claims, demands, costs and expenses, liens, obligations, liabilities, actions, causes of action, proceedings and fees, including, but not limited to, reasonable consultants’ and attorneys’ fees, arising out of the permitting, installation and maintenance of such Buyer Fencing and Signage at or upon the Property. This indemnification shall survive the expiration, cancellation or termination of the Agreement.

4. Estoppel Certificates. The first sentence of paragraph 32(b) is hereby deleted and replaced in its entirety with the following:

“b. Notwithstanding anything to the contrary contained in the Printed Agreement, on or before the Closing Date, Seller shall deliver to the tenants (each, an ‘Existing Tenant’) under each Existing Lease an estoppel certificate for the benefit of both Seller and Buyer on the form required under each Existing Lease, or if no such form is specified in any Existing Lease, in the form attached hereto as Exhibit G (each, an ‘Estoppel Certificate’).”

5. Closing Extension Options. Buyer will endeavor to provide Seller with prior written notice at least forty-five (45) days prior to the Expected Closing Date (the “Buyer Closing Extension Notice Date”) as to whether Buyer expects it will exercise a Closing Extension Option to extend the Expected Closing Date pursuant to paragraph 44(b). If Buyer informs Seller that it does not intend to exercise a Closing Extension Option or otherwise fails to inform Seller that Buyer intends to exercise a Closing Extension Option on or before the Buyer Closing Extension Notice Date, then Seller shall proceed to obtain the Estoppel Certificates from the Existing Tenants pursuant to the terms of the Agreement in anticipation of the Closing occurring of the Expected Closing Date. Thereafter, if Buyer properly exercises a Closing Extension Option in accordance with the Agreement, Seller shall not, notwithstanding anything to the contrary contained in the Agreement, be required to obtain any new or updated Estoppel Certificates from any Existing Tenant (i) unless there is a material modification or change to the Existing Lease applicable to such Existing Tenant after the date on which Seller first delivered the Estoppel Certificates not previously approved by Buyer pursuant to paragraph 36 of the Agreement, or (ii) unless Seller enters into any new lease agreements with respect to the Property after the date on which Seller first delivered the Estoppel Certificates, to the extent the same was not previously approved by Buyer in accordance with paragraph 36 of the Agreement. In the event of (i) or (ii), directly above, Seller shall use commercially reasonable efforts to obtain such updated Estoppel Certificates (each, an “Updated Estoppel Certificate”) from the applicable Existing Tenant and shall deliver any Updated Estoppel Certificate to Buyer on or prior to the Expected Closing Date; provided, however, Buyer hereby acknowledges and agrees that in no event shall Seller be obligated to obtain any Updated Estoppel Certificate more than one-time (i.e., if Buyer further extends the Expected Closing Date after Seller has obtained an Updated Estoppel Certificate, Seller shall not be obligated to obtain another Updated Estoppel Certificate). For the avoidance of doubt, the intent of the Parties is to cause Seller not to have to obtain multiple Estoppel Certificates from the same Existing Tenant and as such, Buyer acknowledges and agrees that in no event shall the Estoppel Condition be deemed to have failed if any Estoppel Certificate or Updated Estoppel Certificate is dated earlier than thirty (30) days prior to the Expected Closing Date due to Buyer’s exercise of multiple Closing Extension Options.

6. Entire Agreement. Except as amended or modified by this Amendment, the Agreement is ratified and confirmed and continues in full force and effect as amended by this Amendment. The above recitals are incorporated by reference.

7. Estoppel. The Parties hereby represent and certify to each other that, as of the Amendment Effective Date, neither Party is in default under the Agreement.

8. Multiple Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signatures Follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as the Amendment Effective Date.

SELLER:

DBF IDGT W. 2ND STREET LLC,
a California limited liability company

By:	/s/ Julie Freeman
Name:	Julie Freeman
Its:	Co-Managing Member

By:	/s/ Robert Freeman
Name:	Robert Freeman
Its:	Co-Managing Member

DBF LT W. 2ND STREET LLC,
a California limited liability company

By:	/s/ Julie Freeman
Name:	Julie Freeman
Its:	Co-Managing Member

By:	/s/ Robert Freeman
Name:	Robert Freeman
Its:	Co-Managing Member

RAF IDGT W. 2ND STREET LLC,
a California limited liability company

By:	/s/ Julie Freeman
Name:	Julie Freeman
Its:	Co-Managing Member

By:	/s/ Robert Freeman
Name:	Robert Freeman
Its:	Co-Managing Member

RAF LT W. 2ND STREET LLC,
a California limited liability company

By:	/s/ Julie Freeman
Name:	Julie Freeman
Its:	Co-Managing Member

By:	/s/ Robert Freeman
Name:	Robert Freeman
Its:	Co-Managing Member

[Signature Page to First Amendment]

BUYER:

HOTEL101 LOS ANGELES LLC,
a Delaware limited liability company

By:	HOTEL101 LA HOLDINGS, LLC,
a Delaware limited liability company, its sole member

	By:	HOTEL101 GLOBAL PTE. LTD.,
a private limited company, its sole member

		By:	/s/ Joselito Barrera
		Name:	Joselito Barrera
		Its:	Director

[Signature Page to First Amendment]

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